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                                                                  Exhibit 10.144



                             NON-COMPETE AGREEMENT

        THIS NON-COMPETE AGREEMENT ("Agreement") is made as of July 29, 2002 ("Effective Date"), by and between ASSOCIATED STAFFING RESOURCES, INC., a California corporation which is a wholly owned subsidiary of OptimumCare Corporation ("the Company") and MERYL C. STERN ("Owner").

        A. The Company has entered into an Asset Purchase Agreement dated July 24, 2002 ("Asset Purchase Agreement") pursuant to which the Company is acquiring all of the assets and goodwill of the business known as Associated Social Resources, Inc. ("Seller") owned by Owner.

        B. The Company intends to continue the business of Seller.

        C. As an inducement to the Company to carry out the transactions contemplated by the Asset Purchase Agreement, Owner has agreed to execute this Agreement with the Company.

        Accordingly and in consideration of the mutual promises and covenants herein contained, the Company and Owner agree as follows:

        1. Disclosure and Use of Confidential Information.

           1.1 As used herein, the term "Confidential Information" means any and all trade secrets or other confidential information of any kind, nature or description concerning any matters affecting or relating to the business of the Company that derives economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use and which is the subject of efforts by the Company that are reasonable under the circumstances to maintain its secrecy Confidential Information includes, but is not limited to, operations and financial information concerning the Company's business; customer names, addresses, buying habits, needs and the methods of fulfilling those needs; supplier names, addresses and pricing policies; and the Company's pricing policies. The term "Confidential Information" does not include information which (i) becomes generally available to the public other than as a result of a disclosure by Owner or his agents or advisors, or (ii) becomes available to Owner on a non-confidential basis from a source other than the Company or its advisors, provided that such source is not bound by a confidentiality agreement with or other obligation of secrecy to the Company or another party.

           1.2 Owner will keep confidential and will not directly or indirectly divulge to anyone (except as required by applicable law or in connection with the performance of Owner's duties and responsibilities as consultants hereunder), to the extent practicable, or use or otherwise appropriate for Owner's own benefit, or on behalf of any other person, firm, partnership or corporation by whom Owner might subsequently be hired as a consultant or otherwise associated or affiliated with, any Confidential Information.

           1.3 All documents, memoranda, reports, notebooks, correspondence, files, lists and other records, and the like, specifications, computer software and computer equipment,


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computer printouts, computer disks, and all photocopies or other reproductions thereof, affecting or relating to the business of the Company, which Owner shall prepare, use, construct, observe, possess or control ("Company Materials"), shall be and remain the sole property of the Company. Upon termination of this Agreement, Owner shall deliver promptly to the Company all such the Company Materials.

        2. Non-Competition Agreement.

           2.1 For a period of two (2) years following termination of Owner's employment by the Company but no longer than five (5) years from the Effective Date, neither Owner nor any entity in which Owner has a direct or indirect beneficial interest (as hereinafter defined) will within a ten (10) mile radius of any customer of the Company ("Territory"), without the prior written consent of the Company, for Owner's benefit or on behalf of any person, partnership, trust, corporation or other entity other than the Company either as an employee, officer, director, partner, shareholder, consultant or independent contractor, directly or indirectly, manage, consult, advise, or in any other capacity whatsoever own, manage, or in any way "participate" in the operation of any business in the Territory which is engaged in the business of providing social worker, nursing and other staffing for medical facilities. Following the termination of Owner's employment by the Company, this Agreement shall not prohibit Owner from competing with the Company in providing staffing of occupations other than social work except that Owner shall not be entitled to provide staffing of other occupations to customers of the Company or utilize employees which have been utilized by the Company in staffing other occupations. For purposes of this subparagraph, the term "participate" shall mean, in addition to the capacities listed above, to carry on, or otherwise be engaged, or have a financial interest in, or act as a consultant or advisor to, either solely or jointly, or together with or as an employee, manager or agent for any other person. For purposes of this Agreement, "beneficial interest" means any interest as an officer, director, stockholder, partner, member, associate, lender or as an affiliate of a person or entity having such relationship. Nothing contained herein shall prohibit Owner from owning less than five percent (5%) of the securities of a public company traded on the New York Stock Exchange, American Stock Exchange or NASDAQ National Market System.

           2.2 Owner further agrees that no entity in which Owner has a direct or indirect beneficial interest in excess of ten percent (10%) will, for a period of two (2) years following termination of Owner's employment by the Company but no longer than five (5) years after the Effective Date, hire, entice away, or in any other manner persuade any former employee of Seller or future employee of the Company or its successors to discontinue his or her relationship with the Company as an employee thereof.

           2.3 The Company shall have the right but not the obligation to require Employee to extend to term of the non-competition agreement in this
Section 2 for staffing of social workers for up to 5 consecutive additional one year periods upon the payment by the Company to Owner of $100,000.00 at the beginning of each one year period for which the Company has elected to extend the non-competition agreement provided that the Company has provided Owner with at least ninety (90) days written notice of its intent to extend the non-competition agreement. The Company may exercise this right one year at a time but only for consecutive years. Following termination of the employment of Owner, the Company shall have




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the further right but not the obligation to require Owner to extend the term of the non-competition agreement for up to 5 consecutive years in each other area of staffing for example nursing upon the payment by the Company to Owner of $35,000,00 per area at the beginning of each one year period for which the Company has elected to extend the non-competition agreement. The Company may exercise this right for one or more areas of staffing one year at a time but only for consecutive years.

           2.4 At the election of Owner, the obligations of Owner under Section 2 of this Agreement shall terminate and be of no further force and effect in the event the Company fails to pay Owner any sums due to her under the Employment Agreement within thirty days following written notice by Owner to the Company of the default. At the election of Owner, the obligations of Owner under Section 2 of this Agreement shall terminate and be of no further force and effect in the event the Company fails to pay Seller any sums due to it under the Asset Purchase Agreement dated July 24, 2002 between the Company and Seller within thirty days following written notice of default by Seller to the Company of the default.

        3. Amendment and Modification. Subject to applicable law, this Agreement may be amended or modified by the parties hereto; provided, however, that all such amendments and modifications must be in writing duly executed by all of the parties hereto.

        4. Waiver of Compliance; Consents. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the party entitled hereby to such compliance, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy will preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a party, such consent will be given in writing in the same manner as for waivers of compliance.

        5. Notices. All notices, requests, demands and other communications required or permitted hereunder must be made in writing and will be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally; (ii) on the earlier of the fourth (4th) business day after mailing or the date of the return receipt acknowledgment, if mailed, postage prepaid, by certified or registered mail, return receipt requested; or (iii) on the date of transmission, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment:

           if to Owner:

                      Meryl C. Stern
                      11835 West Olympic Boulevard
                      Suite 1090 East Tower
                      Los Angeles, CA  90064

or to such other person or address as Owner furnishes to the Company in writing in accordance with this subsection.




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           if to the Company:

                      Associated Staffing Resources, Inc.
                      5850 Hannum Avenue
                      Culver City, CA  90230
                      (310) 410-5148 facsimile

or to such other person or address as the Company furnishes to Owner hereto in writing in accordance with this subsection.

        6. Governing Law. This Agreement and the legal relations among the parties hereto will be governed by and construed in accordance with the internal substantive laws of the State of California (without regard to the laws of conflict that might otherwise apply) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies.

        7. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        8. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the matters contemplated by this Agreement.

        9. Attorneys' Fees. Should any litigation be commenced between the parties hereto concerning any provision of this Agreement or the rights and duties of any person in relation thereto, the party prevailing in such litigation shall be entitled, in addition to such other relief that may be granted, to a reasonable sum as and for his or its attorneys' fees in such litigation.

        10. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which taken together will constitute one and the same instrument.

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.



                                         ASSOCIATED STAFFING RESOURCES, INC.,
                                         a California corporation



                                         By:  /s/ EDWARD A. JOHNSON
                                             -----------------------------------
                                                  Edward A. Johnson,
                                                  Chief Executive Officer



                                         /s/ MERYL C. STERN
                                         ---------------------------------------
                                         MERYL C. STERN




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